Exhibit 10.3

KARYOPHARM THERAPEUTICS INC.

Restricted Stock Unit Agreement (Performance Vested)

2022 Equity Incentive Plan

NOTICE OF GRANT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Karyopharm Therapeutics Inc. (the “Company”), a Delaware corporation, and the Participant.

Agreement Date:
Agreement Number:

I.
Participant Information

Participant:
Participant Address:

II.
Grant Information

Grant Date:
Restricted Stock Units:

III.
Vesting Table

The Restricted Stock Units will be subject to performance-based vesting as set forth on Exhibit B. All vesting is dependent upon the Participant continuing to provide services to the Company, as provided herein.

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein.

Exhibit A – General Terms and Conditions

Exhibit B – Vesting Criteria

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

By:_________________________

Name of Officer: Lori Macomber
Title: Chief Financial Officer
Karyopharm Therapeutics Inc.

I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.

_________________________

Participant Acceptance

Restricted Stock Unit Agreement (Performance Vested)
2022 Equity Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.
Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) following the vesting of the RSUs, as is determined in accordance with the terms and conditions set forth herein.

2.
Vesting.
(a)
The RSUs shall vest in accordance with the Vesting Table set forth in the Notice of Grant (the “Vesting Table”).
(b)
Subject to the RSUs vesting in accordance with Section 2(a), within 60 days following the vesting event with respect to the RSUs, the Company will deliver to the Participant, for each vested RSU one share of Common Stock, subject to the payment of any withholding taxes pursuant to Section 7.
3.
Forfeiture of Unvested RSUs Upon Cessation of Service.

Except as otherwise provided in the Plan or in Exhibit B, in the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without Cause (as defined in the Plan), all of the RSUs that are unvested as of the date of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

4.
Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.
Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.
Tax Matters.
(a)
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs, and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), is available with respect to RSUs.
(b)
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, and the Participant is not otherwise prevented from doing so under the Company’s Insider Trading Policy, the Participant shall execute the instruction set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) as the means of satisfying such tax obligation; provided that once the Participant has executed and delivered such Durable Automatic Sell-to-Cover Instruction to the Company, the Participant shall not be required to execute the instruction again unless and until the Participant has revoked or otherwise terminated the instruction required by the Durable Automatic Sell-to-Cover Instruction. If the Participant does not execute the Durable Automatic Sell-to-Cover Instruction prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
(c)
Reporting. The Participant acknowledges and agrees to comply with all necessary reporting obligations in the Participant’s jurisdiction (in relation to all taxes, social security contributions and any other similar charges) which arise in relation to the

RSUs.
8.
Miscellaneous.
(a)
Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.
(b)
No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.
(c)
Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(d)
Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, the Participant will be bound by any clawback policy that the Company has in place or may adopt in the future.
(e)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

SCHEDULE A

DURABLE AUTOMATIC SELL-TO-COVER INSTRUCTION1

This Durable Automatic Sell-to-Cover Instruction (this “Instruction”), which is being delivered to Karyopharm Therapeutics Inc. (the “Company”) by the undersigned on the date set forth below (the “Adoption Date”), relates to the Covered RSUs (as defined following my signature below). This Instruction provides for “eligible sell-to-cover transactions” (as described in Rule 10b5-1(c)(1)(ii)(D)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”)) and is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act.

I acknowledge that upon vesting and settlement of any Covered RSUs in accordance with the applicable RSU’s terms, whether vesting is based on the passage of time or the achievement of performance goals, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSUs that are settled on such settlement date and that the Company is required to withhold income and employment taxes in respect of that compensation income.

I desire to establish a plan and process to satisfy such withholding obligation in respect of all Covered RSUs through an automatic sale of a portion of the shares of the Company’s common stock that would otherwise be issuable to me on each applicable settlement date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation.

I understand that the Company has arranged for the administration and execution of its equity incentive programs and the sale of securities by participants thereunder pursuant to a platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.

Upon the settlement of any of my Covered RSUs after the 30th day following the Adoption Date (or if I am an officer of the Company on the Adoption Date, after the 120th day following the Adoption Date), I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to such RSUs that vested and settled as is sufficient to generate net

1 If someone has previously adopted another durable automatic sale or durable sell-to-cover instruction relating to the Company’s RSUs, a decision must be made as to whether to check the third box in the definition of Covered RSUs. If the box is not checked, because such earlier adopted durable automatic sale or durable sell-to-cover instruction already applies to any future RSU grants, this Instruction should not be signed. If the third box in the definition of Covered RSUs is checked, future sales would be made under this Instruction rather than under the previously adopted instruction and that modification of the previously adopted instruction will not be considered termination of the previously adopted instruction and adoption of a new instruction so long as it does not modify or change the amount, price, or timing of such sales from those provided by the previously adopted instruction. To address situations where someone who has previously adopted another durable automatic sale or durable sell-to-cover instruction mistakenly signs this Instruction, the Instruction provides (in the last paragraph before the certification at the end of the Instruction) that the Instruction will be considered void ab initio.

proceeds sufficient to satisfy the Company’s minimum2 statutory withholding obligations with respect to the income recognized by me in connection with the vesting and settlement of such RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.

I hereby appoint the Chief Executive Officer, the Chief Financial Officer and the General Counsel, and any of them acting alone and with full power of substitution, to serve as my attorneys in fact to arrange for the sale of shares of the Company’s common stock in accordance with this Instruction. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to this Instruction.

Unless the last box in the definition of Covered RSUs below is checked, if I have previously adopted an automatic sale or sell-to-cover instruction relating to Covered RSUs, this Instruction shall be void ab initio.

I hereby certify that, as of the Adoption Date:

(i) I am not prohibited from entering into this Instruction by the Company’s insider trading policy or otherwise;

(ii) I am not aware of any material nonpublic information about the Company or its common stock; and

(iii) I am adopting this Instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act.

________________________________

Print Name: _____________________

Date: __________________________

Covered RSUs:

The following RSUs are covered by this Instruction.

2 An “eligible sell-to-cover transaction” is a contract, instruction or plan that authorizes an agent to sell only such securities as are necessary to satisfy tax withholding obligations (i.e., minimum statutory withholding obligations) arising exclusively from the vesting of a compensatory award, and the Participant does not otherwise exercise control over the timing of such sales.

Check all applicable boxes3:

󠄀 The first award of RSUs granted to me on or after ______________ [insert date of grant of current RSUs, the grant of which is triggering the execution of this Instruction; if instruction is being executed in advance of a grant of RSUs, insert the Adoption Date] and any RSUs that may, from time to time following such date, be granted to me by the Company, other than any future granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.

󠄀 Any outstanding RSUs that were granted to me by the Company prior to the Adoption Date that (1) are not subject to any prior automatic sale or sell-to-cover instruction and (2) for which the next vesting date is after the cooling-off period referred to above, other than any previously granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.

󠄀 With respect to any RSUs, whether or not granted to me by the Company prior to the Adoption Date, that already are subject to an automatic sale or sell-to-cover instruction (a “Prior Instruction”), I elect to have such sales effected pursuant to this Instruction and confirm that doing so does not modify or change the amount, price, or timing of such sales from those provided by the Prior Instruction (and, as a result the cooling-off period referred to above is not applicable to sales pursuant to this Instruction that were previously subject to the Prior Instruction).

3 Note to RSU Recipient:

•
If you have never received RSUs from the Company before, you only need to check the 1st box.
•
If you have received RSUs from the Company before but have not previously signed a “durable” sell-to-cover instruction:
o
check the 1st box to cover any current and future RSU grants to be made to you;
o
you may also check the 2nd box for previously granted RSUs (other than those that would vest during the “cooling off period” described above) that are not subject to a sell-to-cover instruction at all.
▪
(If you do not check the 2nd box, you will continue to have to make other arrangements to satisfy your tax withholding obligations at vesting and settlement of such RSUs.); and
o
you may also check the 3rd box for previously granted RSUs that are subject to award-specific sell-to-cover instructions, but only if you wish this Instruction to replace those award-specific sell-to-cover instructions.
▪
(If you do not check the 3rd box, your current award-specific instructions (which are substantively identical to this Instruction) will continue to apply to the specific RSU grants.)
•
If you previously signed a “durable” sell-to-cover instruction, you do not need to complete and sign this Instruction at all. However, if you would like this Instruction to replace the previously executed durable sell-to-cover instruction, check the 3rd box only.

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT KARYOPHARM THERAPEUTICS INC. TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE MARKED [***].

Restricted Stock Unit Agreement (Performance Vested)
2022 Equity Incentive Plan

EXHIBIT B

VESTING CRITERIA

The RSUs shall vest based upon (i) the Company’s achievement of the Clinical Milestone objective (as described below) (the “Performance Objective”) on or prior to December 31, 2026 (a “Performance Period”) as set forth below and (ii) the Participant’s continued service through the one-year anniversary of the achievement of the Performance Objective (the “Time-Vesting Date”).

The Compensation Committee shall determine and certify whether the Performance Objective has been achieved. If the Performance Objective is not achieved on or prior to the expiration of the Performance Period or if the Participant does not remain in service through the Time-Vesting Date, then the RSUs shall be forfeited for no consideration and the Participant shall have no further rights with respect thereto.

1.
Clinical Milestone Performance Objective

The Clinical Milestone objective will be achieved if, at any point during the Performance Period, the Company publicly announces [***], in accordance with the protocol and prespecified statistical analysis plan (as determined by the Compensation Committee based on its sole discretion).

For the avoidance of doubt, if the Clinical Milestone objective is not achieved prior to the end of the Performance Period, then the Clinical Milestone objective shall not be achieved and the RSUs shall be forfeited.

2.
Change in Control Event

In the event of a Change in Control Event (as defined in the Plan) during the Performance Period, any RSUs with respect to the Performance Objective that are unvested as of immediately prior to such Change in Control Event and that have not been previously forfeited by the Participant shall convert into time-vested RSUs (the “Time-Vested RSUs”).

Any Time-Vested RSUs shall vest on the one-year anniversary of the Grant Date (the “CIC Vesting Date”), subject to the Participant’s continued service through such date. Notwithstanding the foregoing, if the Participant’s service with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined in the Plan) by the Company or the acquiring or succeeding corporation prior to the CIC Vesting Date, then the RSUs, including RSUs converted to Time-Vested RSUs, shall immediately vest in full. For purposes of this Agreement, “Good

Reason” shall (i) to the extent the Participant is a party to an employment or other agreement with the Company, or is a participant in a Company severance plan (other than the Plan) or policy, in any case that defines Good Reason, have the meaning set forth in that agreement, plan or policy and (ii) otherwise, have the meaning set forth in the Plan.